EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


We consent to the incorporation by reference in the previously filed Registration Statement of Amedia Networks, Inc. and Subsidiary on Form S-8 (File No. 333-38022 and 333-50500) of our report which includes an explanatory paragraph as to the Company's ability to continue as a going concern dated February 27, 2006 (except for Note 13A(ii), as to which the date is March 13, 2006, Note 13A(iii), as to which the date is April 7, 2006, Note 13C, as to which the date is March 2, 2006, Note 13D, as to which the date is April 5, 2006, Note 13E, as to which the date is April 12, 2006, and Note 13F, as to which the date is April 7, 2006), with respect to our audit of the consolidated financial statements of Amedia Networks, Inc. and Subsidiary as of December 31, 2005 and for the years ended December 31, 2005 and 2004, which report is included in this Annual Report on Form 10-KSB/A for the year ended December
31, 2005.


 /s/ Marcum & Kliegman LLP

 Marcum & Kliegman LLP
  New York, New York
    April 28, 2006